COMPUTER PRODUCTS, INC.
                        EXECUTIVE ANNUAL INCENTIVE PLAN
                               TABLE OF CONTENTS
                                                            PAGE
                                                            ----


      I.  Purpose                                             2

      II. Effective Date                                      2

     III. Plan Year                                           2

     IV.  Plan Administration                                 3

      V.  Eligibility                                         3

     VI.  Company Performance Objectives                      4

          -    Threshold                                      4
          -    Performance Measures and Weights               4

     VII. Incentive Awards                                    5

          -    Payout Cap                                     5
          -    Performance Schedule                           5

    VIII. Individual Annual Incentive Awards                  5

          -    Payment                                        6
          -    Stock Option Award                             6

     IX.  Special Incentive Awards                            6
      X.  Termination of Employment                         6/7

     XI.  Miscellaneous                                       7

          -    Plan Accounting                                7
          -    Payment From General Assets                    7
          -    No Right of Employment                         7
          -    Non-Assignment/Death Benefits                  8
          -    Amendment and Termination of Plan              8
          -    Change of Control                              8

     XII. Definitions                                       8/9

     I.   PURPOSE

     Computer Products, Inc. (`Company'' or ``CPI'') establishes the Executive Annual Incentive Plan (`Plan'') to provide a financial incentive for selected members of management. This Plan is designed to achieve several objectives to include:

     -    Linking Company business objectives with key executives' compensation;

     - Rewarding teamwork and individual performance for achieving annual business results;

     - Providing motivation to key executives to excel by offering competitive incentive and total cash compensation;

     - Promoting human resources goals to attract, hire and retain quality talent; and;
     - Balancing short and long term considerations through compensation for achievement of 12 months goals that are consistent with long term objectives.


     II.  EFFECTIVE DATE

     The Plan shall be effective on the first day of fiscal 1996 and will remain effective until amended or terminated by the Board of Directors.


     III. PLAN YEAR

     The Plan Year shall be the Company's fiscal year. The Plan automatically shall be renewed for each fiscal year thereafter, unless otherwise terminated by the Board of Directors.


     IV.  PLAN ADMINISTRATION

     The Plan shall be administered by the Chief Executive Officer (Plan Administrator). The Compensation Committee of the Board will approve annually Corporate and Division Head performance measures, objectives, award levels and funding amounts.

     The Chief Executive Officer/Plan Administrator, with support from the executive staff, determines eligibility, approves actual awards, recommends Corporate and Division Head performance measures/weights, objectives, award levels and funding amounts. The Chief Executive Officer is authorized to interpret and administer Plan provisions. The Chief Executive Officer as Plan Administrator shall have no authority to amend or modify any of the terms of the Plan, such authority being fully reserved to the Board of Directors.


     V.   ELIGIBILITY

     The Chief Executive Officer shall select those key executives (`Participants'') who will be eligible to receive an annual incentive award for the Plan Year. In determining eligibility, the Chief Executive Officer shall consider the executive's potential impact on profitability, revenue growth and operating results, as well as reporting level of the executive.

     To be eligible to be selected as a Participant, the executive must:

     - report directly to a Division President and/or be within two reporting levels of the Chief Executive Officer; and

     - must be an active employee at the end of the Plan Year, unless specified differently in other contractual agreements.

     An eligible executive must be a Participant for a minimum of six months to be eligible for a prorata award. Participants shall receive a copy of the Plan to serve as written notice from the Plan Administrator of their eligibility to participate in the Plan and their contingent rights to an annual incentive award.


     VI.  COMPANY PERFORMANCE OBJECTIVES

     Threshold:

     The threshold is defined as the level at which payment of objectives will begin. Actual thresholds for each measure will be detailed on the individual sheets.

     Net Income thresholds for Division/Corporate must be achieved in order for other objectives to be paid.

     Maximum payout for each performance measure is 200%.

     Note: There may be no incentive payout if the corporation is not profitable.

     Performance Measures and Weights:

     Annually, the Chief Executive Officer, with support from executive staff, will determine and recommend the appropriate performance measures and weights. Taking into consideration the annual business plan, the Chief Executive Officer will develop target and performance objectives. Performance measures will utilize `formulas'' or objective measures as much as possible; however, discretion may be required particularly in developing individual objectives. The Compensation Committee annually approves Corporate and Division Heads performance measures.

     Upon approval by the Compensation Committee, performance objectives/weights will be communicated in writing to all Plan Participants at the beginning of the Plan Year.



     VII.   INCENTIVE AWARDS

     Payout Cap

     Tax effected executive annual incentive awards shall be limited to no more than 10% of the company's net income before the total after tax cost of the executive annual incentive payout, unless otherwise approved by the Compensation Committee and Board of Directors. (See Section XII for definition of NI.) Should calculated payout at the end of the year exceed this amount, the payouts may be reduced on a pro rata basis.

     The Compensation Committee shall have discretion to interpret the effect of `windfall'' events on the Plan. Examples of ``windfall'' events include income/ (loss) from the sale of an asset, discontinued operations, effect of changes in accounting principles, extraordinary credits, etc.

     Performance Schedule

     The award levels shall be based on the levels of financial performance attained. Each Performance Measure will either be paid on a straight line interpolation with a minimum payout at threshold and a maximum payout at 200% or on a calculation based on minimum payout at a predetermined threshold up to a maximum of 200%. Actual thresholds and payment formulas will be detailed on each participants individual plan documents.


     VIII.     INDIVIDUAL ANNUAL INCENTIVE AWARDS

     As determined by the Chief Executive Officer/Plan Administrator, the annual incentive award for a Participant shall be based on the individual Participant's group level and achievement of mutually agreed to goals which shall be set forth in writing in advance for the Plan Year.

     Payment

     The award level shall be expressed as a percent of base salary (See Section XII for definition of base salary.) and shall be payable in cash within seventy-five (75) days following the Plan Year. Awards shall be subject to normal rules and regulations regarding the withholding of taxes.

     As described in the Executive Equity Ownership Plan, the employee's EIP payouts in whole or part will be made in common stock until the participant has achieved the year end minimum ownership target. The number of common shares will be determined by dividing the eligible compensation by the common stock closing price as listed in the Wall Street Journal at the date of award. Any resulting fractional shares will be paid in cash.


     IX.     SPECIAL INCENTIVE AWARDS

     In the years when the Company is profitable overall, but individual divisions achieve less than the minimum NI, the Chief Executive
     Officer/Plan Administrator    may recommend special incentive;
     discretionary awards for high achievers in the Company and/or Divisions that are profitable. For these discretionary awards, the Compensation Committee has the authority to fund from 0-50% of the total participants target award level.


     X.      TERMINATION OF EMPLOYMENT

     In the event of death, extended disability or retirement, Plan Participants will normally be entitled to receive prorated awards based upon the number of months in which they have participated in the Plan for the applicable Plan Year. (See Section XII for definitions.)

     In the event of voluntary termination of a Plan Participant during the Plan Year, the Participant will typically forfeit his award for the Plan Year. In the event of involuntary termination of a Plan Participant through no fault of his/her own during the Plan Year, the Participant may be entitled to a prorated award. Such decisions regarding prorated awards will be reviewed by the Compensation Committee.

     In the event of termination for cause such as misconduct, fraud, or other acts injurious to the Company, the Participant will not be entitled to any award, whether prorated or not, for the Plan Year.


     XI.  MISCELLANEOUS

     Plan Accounting

     The Plan shall be funded by accrual during the Plan Year.

     Payment from General Assets

     The payment of an award under the Plan shall be from the general assets of the Company, and a Participant under the Plan shall have no greater rights to payment than other general creditors of the Company. There shall be no separate trust for the payment of awards hereunder.

     No Right of Employment
     ----------------------
     Nothing in the Plan, including the employee's eligibility for participation in the Plan, will infer any right of employment by the Company to such employee. The Plan does not affect the terms of any employment agreements that may exist between the Company and any Participant. The Company retains all its rights to discipline or discharge employees who participate in the Plan.

     Non-Assignment/Death Benefits
     -----------------------------

     An award or the right to a payment of an award granted under this Plan shall not be assignable or transferable by a Participant except by will or the laws of descent and distribution. Each Participant may designate, on a form approved by the Plan Administrator, a beneficiary or beneficiaries to receive payment of any Plan death benefits that may be payable with respect to the Participant. During the lifetime of a Participant, only the Participant may receive payment of an award granted hereunder. No transfer of an award shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will or such evidence as the Company may deem necessary to establish the validity of the transfer.

     Amendment, Suspension, or Termination of the Plan
     -------------------------------------------------
     The Board of Directors, upon recommendation of the Compensation Committee, may at any time elect to amend, suspend, or terminate the Plan.

     Change of Control
     -----------------
     In the event of a sale, merger, consolidation, combination or reorganization involving the Company and any other entity or corporation, the Chief Executive Officer and Board of Directors shall not agree to such merger, consolidation, combination or reorganization unless and until the succeeding or continuing business entity shall expressly assume the obligations of the Company under this Plan.


     XII. DEFINITIONS
     ----------------
     For purposes of this document and the Plan, the terms listed below are defined as follows:

     (1) BASE SALARY means all regular salary amounts actually paid to the Participant during the Plan Year and shall not include commissions, bonuses, options and/or any amounts received in connection with any fringe benefit, retirement or welfare employee benefit program.

     (2) NET INCOME (NI) Defined as net income (loss) before extraordinary items, cumulative effect of changes in accounting principles and discontinued operations, as reported by the company in its audited consolidated statement of operations.

     (3) MANAGEMENT NET INCOME (MNI) Defined as management net income as calculated strictly according to the company's accounting policies and contained in the company's management reporting system.

     (4) CASH FLOW defined as operating cash flow (excluding intercompany account activity) minus investing cash flow.

     (5) DISABILITY A Participant's incapacity to engage in any substantial gainful activity because of a medically determinable physical or mental impairment which can be expected to result in death, or to be of long, continued and indefinite duration. Such determination of disability shall be made by the Plan Administrator with the advice of competent medical authority. All Participants in similar circumstances will be treated alike.

     (6) RETIREMENT Termination of a Participant's employment at a specific age determined by CPI, when Participant chooses to withdraw from their position or occupation. Normal retirement age is age 65 or, if later, the fifth anniversary of the Participant's employment date.

     (7) TERMINATION FOR CAUSE `Cause'' shall mean such actions by Participant involving dishonesty, fraud, the commission of a felony, gross negligence, or willful misconduct, which resort in material harm to the business and/or reputation of CPI as reasonably determined by CPI's Board of Directors.



Attachment 1

                         PERFORMANCE                   WEIGHTS
                         MEASURES


CORPORATE:

CEO, CFO
                         NET INCOME                        75%
                         REVENUE GROWTH                    25%

OTHER CORPORATE MANAGEMENT:

                         NET INCOME                        75%
                         REVENUE GROWTH*                   25%
                         EFFECTIVE TAX RATE*               25%
                         COMPANY CASH FLOW*                25%

                  *MEASUREMENT APPLIED TO RELEVANT CORPORATE POSITION


DIVISIONS: (EXCEPT PCAP)
                         MANAGEMENT NET INCOME
                         REVENUE GROWTH
                         CASH FLOW

               (% WILL VARY BY DIVISION BASED ON THE IMPORTANCE OF THIS
                FACTOR TO THE INDIVIDUAL DIVISION PERFORMANCE)


PCAP
                         GROSS PROFIT MARGIN
                         OVERHEAD SPENDING
                         G&A SPENDING
                         CASH FLOW
                         HONG KONG DIRECT LABOR HEADCOUNT

               (% WILL VARY BY DIVISION BASED ON THE SIGNIFICANCE OF THE
                INDIVIDUAL'S IMPACT ON THESE MEASURES)


Attachment 2
                              PERFORMANCE SCHEDULE




                PERCENT (%) OF               PERCENT (%) OF
               FINANCIAL PERFORMANCE        TARGET INCENTIVE
                TARGET ACHIEVED              AWARD EARNED
                ---------------              ------------


                 Less than 70%               Discretionary
                       70%                        70%
                       75%                        75%
                       80%                        80%
                       85%                        85%
                       90%                        90%
                       95%                        95%
                      100%                       100%
                      105%                       105%
                      110%                 110%  PAYOUT RATIO = 1 : 1
                      115%                       115%
                      120%                       120%
                      125%                       125%
                      130%                       130%
                      135%                       135%
                      140%                       140%
                      145%                       145%
                      150%                       150%
                      200%                       200%


               For levels of financial performance attained which are between the increments cited in the Performance Schedule above, the percent of target award earned is based upon straight-line interpolation.